Exhibit 10.14
DANA HOLDING CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
     WHEREAS, [OPTIONEE NAME] (the “Optionee”) is an employee of Dana Holding Corporation (the “Company”) or one of its subsidiaries;
     WHEREAS, the grant of an Option Right was authorized by a resolution of the Compensation Committee that was duly adopted on ____________ ___, 20___ (the “Date of Grant”), and the execution of an Option Right agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Compensation Committee that was duly adopted on ____________ ___, 20___;
     WHEREAS, pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to the Optionee as of the Date of Grant an Option Right (the “Option”) to purchase _________ shares of Common Stock at a price of $______ per share, which represents at least the Market Value Per Share on the Date of Grant (the “Option Price”); and
     WHEREAS, the Option is intended as a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Company and the Optionee agree as follows:
     1.      Right to Exercise.
          (a)      Subject to Sections 1(b) and (c), Section 3 and Section 5 below, the Option will become exercisable to the extent of ____________ of the total number of shares of Common Stock underlying the Option on each of the first _____ anniversaries of the Date of Grant if the Optionee remains continuously employed by either the Company or any Subsidiary until such time. To the extent the Option is exercisable, it may be exercised in whole or in part.
          (b)      Notwithstanding Section 1(a) above, the Option shall become immediately exercisable in full, if at any time prior to the termination of the Option, a Change in Control shall occur.
          (c)      Notwithstanding Section 1(a) above, if the Optionee should die or become Disabled while in the employ of the Company or any Subsidiary, this Option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 3 below.
     2.      Payment. The Option Price shall be payable (a) in cash or by check or by wire transfer of immediately available funds, as acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock that have been owned by the Optionee for more than six (6) months prior to the date of exercise, or (c) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.
     3.      Termination. This Option shall terminate on the earliest of the following dates:
          (a)      The date on which the Optionee ceases to be an employee of the Company or any Subsidiary, if the Optionee’s employment with the Company or a Subsidiary is terminated for Cause;
          (b)      Six (6) months after the Optionee ceases to be an employee of the Company or a Subsidiary, unless the Optionee ceases to be such employee by reason of death, Disability, Normal Retirement or termination for Cause;
          (c)      One (1) year after the death of the Optionee if the Optionee dies while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 1(c) herein);
          (d)      Three (3) years after the permanent and total disability of the Optionee if the Optionee becomes Disabled (as described in Section 1(c) above) while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 1(c) herein); and
          (e)      Ten (10) years from the Date of Grant.
     4.      Option Nontransferable. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution.
     5.      Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, this Option shall not be exercisable if such exercise would result in a violation of any such law.
     6.      Adjustments. The Compensation Committee shall make any adjustments in the Option Price and in the number or kind of shares of Common Stock or other securities covered by the Option that the Compensation Committee may determine to be equitably required to prevent any dilution or expansion of Optionee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Compensation Committee shall provide in substitution of any or all of Optionee’s rights under this Agreement such alternative consideration as the Compensation Committee may determine in good faith to be equitable under the circumstances. In addition, for each Option Right with an Option Price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Board may in its sole discretion elect to cancel such Option Right without any payment to the Optionee holding such Option Right.
     7.      No Dividend Equivalents. The Optionee shall not be entitled to dividend equivalents.
     8.      Taxes and Withholding. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of this Option, it shall be a condition to such exercise that the Optionee pay or make arrangements satisfactory to the Company for payment of all such taxes. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares purchased upon exercise of this Option. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value Per Share on the date of exercise. In no event, however, shall the Company accept shares of Common Stock for payment of taxes in excess of required tax withholding rates.
     9.      Continuous Employment. For purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (a) the transfer of the Optionee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.
     10.      No Employment Contract. This Option is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Optionee.
     11.      Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement or the Plan shall not be taken into account or considered as salary or compensation in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
     12.      Information. Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the

Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.
     13.      Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Option hereunder.
     14.      Compliance with Section 409A of the Code. To the extent applicable, it is intended that the options granted under this Agreement and the Plan be ”stock rights” exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Optionee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     15.      Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent (provided, however, that the Optionee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code).
     16.      Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     17.      Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.
     18.      Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.
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     Executed in the name and on behalf of the Company at Toledo, Ohio, as of the _______ day of ____________, 20___.

DANA HOLDING CORPORATION
By:
Name:
Title:

     The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option Rights or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Optionee

Date:

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